VARIABLE ANNUITY U.S. GOVERNMENT MONEY MARKET FUND

SCHEDULE OF INVESTMENTS (Unaudited)

March 31, 2008

Face

Market

Amount

Value

FEDERAL AGENCY DISCOUNT NOTES 66.3%

Fannie Mae*

3.60% due 04/16/08

$

25,000,000 $

24,962,500

2.04% due 06/18/08

25,000,000

24,889,771

Farmer Mac*

2.71% due 05/15/08

10,000,000

9,966,878

Federal Farm Credit Bank*

2.71% due 04/02/08

25,000,000

24,998,118

2.65% due 05/08/08

25,000,000

24,931,910

Federal Home Loan Bank*

2.80% due 04/23/08

25,000,000

24,955,232

2.65% due 05/07/08

25,000,000

24,933,750

1.89% due 06/30/08

29,000,000

28,862,975

Freddie Mac*

2.05% due 07/11/08

25,000,000

24,856,215

2.74% due 07/28/08

25,000,000

________

24,775,472

Total Federal Agency Discount Notes

(Cost $238,132,821)

238,132,821

________

REPURCHASE AGREEMENTS

32.5%

Collateralized by US Treasury

Obligations

UBS, Inc. issued 03/31/08 at

1.29% due 04/01/08

31,280,892

31,280,892

Morgan Stanley issued

03/31/08 at 1.35% due

04/01/08

28,601,023

28,601,023

Mizuho Financial Group, Inc.

issued 03/31/08 at 1.30%

due 04/01/08

28,601,023

28,601,023

Lehman Brothers Holdings,

Inc. issued 03/31/08 at

1.15% due 04/01/08

28,401,017

________

28,401,017

Total Repurchase Agreements

(Cost $116,883,955)

116,883,955

________

Total Investments 98.8%

(Cost $355,016,776)

$

355,016,776

________

Other Assets in Excess of

Liabilities – 1.2%

$

________

4,414,320

Net Assets – 100.0%

$

359,431,096

*

The issuer is a publicly traded company that operates under a

Congressional charter; its securities are neither issued nor guaranteed by the U.S. Government.

1